UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2008

DTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50335	77-0467655
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5171 Clareton Drive Agoura Hills, CA	91301
(Address of principal executive offices)	(Zip Code)

(818) 706-3525
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

       Daniel E. Slusser serves as the Chairman of the Board of Directors of DTS, Inc. (the “Company”).  Mr. Slusser’s prior employment agreement with the Company expired on May 31, 2007.  On January 22, 2008, Mr. Slusser and the Company entered into a new employment agreement, effective as of May 31, 2007 (the “Agreement”), for his continued service as Chairman of the Board of Directors.  The Agreement is materially the same as his prior employment agreement.  Mr. Slusser’s current annual salary under the Agreement is $100,000 and he is entitled to bonuses as deemed appropriate by the Board of Directors and to participate in all bonus, incentive, stock option, savings and retirement plans, practices, policies and programs applicable generally to other employees of the Company of a similar class.  The term of the Agreement expires on January 1, 2009. Under the Agreement, if Mr. Slusser’s employment is terminated without cause, or is constructively terminated, the Company is required to make a lump sum severance payment to him equal to the remaining salary due through the term of the Agreement and to continue his benefits through the term of the Agreement.  In addition, in such event all of Mr. Slusser’s options and restricted stock awards will immediately vest in full. In addition, in the event of a change of control or sale of the Company, all of Mr. Slusser’s stock options and restricted stock awards will immediately vest in full. A constructive termination includes Mr. Slusser’s removal from his position as Chairman of the Board of Directors or any material change by us in his functions, duties, or responsibilities, without his consent or other than for cause; a material non-voluntary reduction in his base salary and eligibility for bonus amounts; or a change of control or sale of the Company.  The description of the Agreement above is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 hereto.

Item 9.01               Financial Statements and Exhibits

(d)	Exhibits

10.1	Employment Agreement, executed as of January 22, 2008, effective May 31, 2007, by and between Daniel E. Slusser and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DTS, INC.

Date: January 23, 2008
/s/ Melvin Flanigan
Melvin Flanigan
Executive Vice President,
Finance and Chief
Financial Officer
(principal financial and
accounting officer)

Exhibit Index

Exhibit No.	Description
10.1	10.1	Employment Agreement, executed as of January 22, 2008, effective May 31, 2007, by and between Daniel E. Slusser and the Company.